EXHIBIT 10.6

THE KROGER CO.
SUPPLEMENTAL RETIREMENT PLANS
FOR CERTAIN RETIREMENT BENEFIT PLAN PARTICIPANTS

THE KROGER CO.
SUPPLEMENTAL RETIREMENT PLANS
FOR CERTAIN RETIREMENT BENEFIT PLAN PARTICIPANTS

Table of Contents
Page
ARTICLE I - INTRODUCTION		1-1
1.01	Supplemental Plans Maintained Under this Document	1-1
	(a) The Kroger Co. Excess Benefit Plan.	1-1
	(b) The Kroger Co. Section 401(a)(17) Supplemental Plan	1-1
	(c) The Kroger Co. Tax Reform Transition Plan #1.	1-2
	(d) The Kroger Co. Tax Reform Transition Plan #2.	1-2
	(e) The Kroger Co. Tax Reform Transition Plan #3.	1-3
1.02	Participating Employers	1-3
1.03	Plans for Exclusive Benefit of Employees	1-3
1.04	Rights of Employees Not Expanded	1-4
1.05	Governing Law and Savings Clause	1-4
1.06	Definitions and Plan Interpretation	1-4

ARTICLE II - PLAN PARTICIPATION AND BENEFITS		2-1
2.01	Excess Benefit Plan	2-1
2.02	Section 401(a)(17) Supplemental Plan	2-1
2.03	Tax Reform Transition Plan #1	2-2
2.04	Tax Reform Transition Plan #2	2-3
2.05	Tax Reform Transition Plan #3	2-4
2.06	Participant Repayment of Duplicate Benefits	2-5
2.07	Benefits Under Each Plan Are Separate and Limited.	2-6

ARTICLE III - PAYMENT OF BENEFITS		3-1
3.01	Timing and Manner of Payment	3-1
3.02	Source of Payments.	3-1
3.03	Income Tax Withholding, Payroll Taxes, and Other Deductions	3-2
3.04	Assignment or Alienation of Benefits	3-2
	(a) General Rule	3-2
	(b) Domestic Relations Orders	3-2
	(c) Protective Action	3-3
3.05	Payments to Legal Incompetents .	3-3
3.06	Discharge of Obligation; Receipt and Release	3-4
3.07	Correction of Mistakes	3-4
3.08	Claim Procedures	3-4
	(a) Written Claim is Not Required	3-4
	(b) Written Claim May be Filed	3-5
	(c) Notice of a Claim Denial	3-5
	(d) Right to a Review of the Denial	3-5
	(e) Decision on Review.	3-6

ARTICLE IV - PLAN AMENDMENT OR TERMINATION
4.01	Plan Amendment	4-1
4.02	Plan Termination	4-1
4.03	Preservation of Combined Accrued Benefit	4-1

ARTICLE V - PLAN ADMINISTRATION		5-1
5.01	Company Actions	5-1
5.02	Powers and Duties of the Plan Administrator	5-1
	(a) Identity of the Plan Administrator	5-1
	(b) Actions of the Plan Administrator	5-1
	(c) Committee Officers and Agents	5-2
	(d) General Powers and Duties of the Plan Administrator	5-3
	(e) Plan Interpretation and Benefit Eligibility	5-3
5.03	Reliance	5-4
5.04	Exoneration and Indemnification of Certain Individuals	5-4
	(a) Exoneration	5-4
	(b) Indemnification	5-5
5.05	Communications With Participants About a Plan	5-5
	(a) Communications to Participants	5-5
	(b) Communications from Participants	5-6
	(c) Participant Access to Plan Records	5-6
5.06	Payment of Plan Expenses _	5-7
5.07	Plan's Agent for Service of Legal Process	5-7

ARTICLE VI - ADOPTION OF THE PLANS		6-1
6.01	Company Review and Approval of the Plan Document	6-1
6.02	Execution of the Plan Document	6-1

APPENDIX A GLOSSARY

APPENDIX B PARTICIPATING EMPLOYERS

ARTICLE I

INTRODUCTION

1.01 Supplemental Plans Maintained Under this Document. The general purpose of the Supplemental Plans set forth in this Plan document is to provide participating Employees with overall retirement benefits from the Company generally comparable to the benefits provided to other participants in the Retirement Benefit Plan who are not affected by the various limitations on benefits which may be provided under the Retirement Benefit Plan to highly compensated employees. The separate Supplemental Plans maintained under this document to accomplish this purpose are as follows:

     (a) The Kroger Co. Excess Benefit Plan. The Kroger Co. amends and restates The Kroger Co. Excess Benefit Plan as set forth in this document and the accompanying appendices. The Plan was originally effective as of January 1, 1978. This restatement of the Plan is effective as of January 1, 1989 and applies only to Participants in the Plan on or after this date. The Excess Benefit Plan is intended to be an unfunded "excess benefit plan" as defined in Section 3(36) of ERISA. The Plan provides for retirement benefits that are lost under the Retirement Benefit Plan because of benefit limitations imposed to comply with Section 415 of the Code.

     (b) The Kroger Co. Section 4(a)(17) Supplemental Plan. The Kroger Co. adopts The Kroger Co. Section 401(a) (17) Supplemental Plan as set forth in this document and the accompanying appendices. The Plan is effective as of January 1, 1989. The Section 401(a)(17) Supplemental Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan provides for retirement benefits that are lost under the Retirement Benefit Plan because of the compensation limitations imposed to comply with Section 401(a)(17) of the Code.

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     (c) The Kroger Co. Tax Reform Transition Plan #1. The Kroger Co. adopts The Kroger Co. Tax Reform Transition Plan #1 as set forth in this document and the accompanying appendices. The Plan is effective as of January 1, 1989. The Tax Reform Transition Plan #1 is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan provides for retirement benefits that are lost under the Retirement Benefit Plan because Super Highly Compensated Employees are not allowed to accrue benefits beyond December 31, 1988 under the Retirement Benefit, Plan's pre-TRA ’86 benefit formula.

     (d) The Kroger Co. Tax Reform Transition Plan #2. The Kroger Co. adopts The Kroger Co. Tax Reform Transition Plan #2 as set forth in this document and the accompanying appendices. The Plan is effective as of July 27, 1989. The Tax Reform Transition Plan #2 is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan provides for retirement benefits that are lost under the Retirement Benefit Plan because Highly Compensated Employees are not allowed to accrue benefits under an interim TRA '86 benefit formula available to Employees who are not Highly Compensated Employees that takes into account revised pre-ERISA service counting rules.

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     (e) The Kroger Co. Tax Reform Transition Plan #3. The Kroger Co. adopts The Kroger Co. Tax Reform Transition Plan #3 as set forth in this document and the accompanying appendices. The Plan is effective as of January 1, 1989. The Tax Reform Transition Plan #3 is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan provides for retirement benefits that are lost under the Retirement Benefit Plan because Highly Compensated Employees are denied retroactive benefit payment adjustments under the Retirement Benefit Plan in connection with TRA '86 amendments.

1.02 Participating Employers. The Supplemental Plans cover eligible Employees of the Company and of certain Participating Employers. See Appendix B for the special rules that apply to Participating Employers.

1.03 Plans for Exclusive Benefit of Employees. The Supplemental Plans are for the exclusive benefit of participating Employees and their spouses and dependents.

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1.04 Rights of Employees Not Expanded. Neither the Supplemental Plans, nor the action of the Company in establishing or continuing the Plans, nor any action taken by the Plan Administrator, nor participation the Plans shall be construed as giving any person the right to be employed by the Company or, except as provided in the Plans, the right to any payment or benefit. All Employees shall be subject to discharge to the same extent as if the Supplemental Plans had never been adopted, and the Company expressly reserves the right to discharge any Employee without liability on the part of the Company or the Plan Administrator.

1.05 Governing Law and Savings Clause. The Supplemental Plans shall be governed by and construed according to the Code and other applicable federal law. To the extent not preempted by or inconsistent with federal law, the laws of the State of Ohio shall apply. If any provision of a Supplemental Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if the provision had not been included.

1.06 Definitions and Plan Interpretations. The capitalized words and phrases used throughout this Plan document shall have the meanings set forth in Appendix A. Unless otherwise plainly required by the context, any gender may be construed to include all genders, and the singular or plural may be construed to include the plural or singular, respectively. The article and section headings in this Plan document have been inserted for the convenience of reference only and are not to be considered in the interpretation of the Supplemental Plans.

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The appendices to this Plan document are an integral part of the Supplemental Plans and shall be given equal weight with the provisions in the main body of the document in the interpretation of the Plans. Unless otherwise expressly provided or plainly required by the context, all provisions of this Plan document and the accompanying appendices shall apply to each of the separate Supplemental Plans maintained under this Plan document.

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ARTICLE II

PLAN PARTICIPATION ANDBENEFITS

2.01 Excess Benefit Plan. Each participant in the Retirement Benefit Plan whose benefits under the Retirement Benefit Plan are restricted by the limitations on benefits imposed by Section 415 of the Code shall be a Participant in the Excess Benefit Plan. As a Participant's Retirement Benefit Plan benefits become payable under the Retirement Benefit Plan, supplemental benefit payments under the Excess Benefit Plan shall become payable to the Participant or the Participant's Beneficiary. For each Retirement Benefit Plan payment made for a period beginning on or after January 1, 1989, the associated Excess Benefit Plan supplemental benefit payment shall equal the excess, if any, of what the benefit payment would have been under the Retirement Benefit Plan if the Participant's Retirement Benefit Plan benefits had not been restricted by the limitations on benefits imposed by Section 415 of the Code, over the actual benefit payment due under the Retirement Benefit Plan.

2.02 Section 401(a)(17) Supplemental Plan. Each participant in the Retirement Benefit Plan whose combined benefits under the Retirement Benefit Plan and the Excess Benefit Plan are restricted by the limitation on compensation which may be taken into account under the Retirement Benefit Plan imposed by Section 401 (a) (17) of the Code shall be a Participant in the Section 401 (a) (17) Supplemental Plan. As a Participant's Retirement Benefit Plan benefits become payable under the Retirement Benefit Plan, supplemental benefit payments under the Section 401(a)(17) Supplemental Plan shall become payable to the Participant or the Participant's Beneficiary.

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For each Retirement Benefit Plan payment made for a period beginning on or after January 1, 1989, the associated Section 401(a) (17) Supplemental Plan supplemental benefit payment shall equal the excess, if any, of what the combined benefit payment would have been under the Retirement Benefit Plan and the Excess Benefit Plan if the Participant's combined benefit under these plans had not been restricted by the limitation on compensation which may be taken into account under the Retirement Benefit Plan imposed by Section 401(a)(17) of the Code, over the actual combined benefit payment due under the Retirement Benefit Plan and the Excess Benefit Plan.

2.03 Tax Reform Transition Plan #1. Each Super Highly Compensated Employee participant in the Retirement Benefit Plan whose combined benefits under the Retirement Benefit Plan, the Excess Benefit Plan, and the Section 401(a)(17) Supplemental Plan are restricted because the participant is denied continued benefit accruals calculated in accordance with Article 20.02(a) of the Retirement Benefit Plan shall be a Participant in the Tax Reform Transition Plan #1. As a Participant's Retirement Benefit Plan benefits become payable under the Retirement Benefit Plan, supplemental benefit payments under the Tax Reform Transition Plan #1 shall become payable to the Participant or the Participant's Beneficiary. For each Retirement Benefit Plan payment made for a period beginning on or after January 1, 1989, the associated Tax Reform Transition Plan #1 supplemental benefit payment shall equal the excess, if any, of what the combined benefit payment would have been under the Retirement Benefit Plan, the Excess Benefit Plan, and the Section 401(a) (17) Supplemental Plan if the Participant had been entitled to continued benefit accruals calculated in accordance with Article 20.02(a) of the Retirement Benefit Plan, over the actual combined benefit payment due under the Retirement Benefit Plan, the Excess Benefit Plan, and the Section 401(a) (17) Supplemental Plan.

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2.04 Tax Reform Transition Plan #2. Each Highly Compensated Employee participant in the Retirement Benefit Plan whose combined benefits' under the Retirement Benefit Plan, the Excess Benefit Plan, the Section 401(a)(17) Supplemental Plan, and the Tax Reform Transition Plan #1are restricted because the participant is denied benefit accruals calculated in accordance with Article 20.04(b) of the Retirement Benefit Plan shall be a Participant in the Tax Reform Transition Plan #2. As a Participant's Retirement Benefit Plan benefits become payable under the Retirement Benefit Plan, supplemental benefit payments under the Tax Reform Transition Plan #2 shall become payable to the Participant or the Participant’s Beneficiary. For each Retirement Benefit Plan payment made for a period beginning on or after July 27, 1989, the associated Tax Reform Transition Plan #2 supplemental benefit shall equal the excess, if any, of what the combined benefit payment would have been under the Retirement Benefit Plan, the Excess Benefit Plan, the Section 401(a)(17) Supplemental Plan, and the Tax Reform Transition Plan #1 if the Participant had been entitled to benefit accruals calculated in accordance with Article 20.04(b) of the Retirement Benefit Plan, over the actual combined benefit payment due under the Retirement Benefit Plan, the Excess Benefit Plan, the Section 401(a) (17) Supplemental Plan, and the Tax Reform Transition Plan #1.

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2.05 Tax Reform Transition Plan #3. Each Highly Compensated Employee participant in the Retirement Benefit Plan whose combined benefit payments during the Tax Reform Transition Period, if any, under the Retirement Benefit Plan, the Excess Benefit Plan, the Section 401 (a)(17) Supplemental Plan, the Tax Reform Transition Plan #1, and the Tax Reform Transition Plan #2 are restricted because the participant is denied retroactive benefit payment adjustments under either or both of Articles 20.03 and 20.04(a) of the Retirement Benefit Plan shall be a Participant in the Tax Reform Transition Plan #3. A one-time retroactive supplemental benefit payment under the Tax Reform Transition Plan #3 shall be paid to the Participant or the Participant's Beneficiary after the Tax Reform Transition Period. The Participant's Tax Reform Transition Plan #3 supplemental benefit payment shall equal the excess, if any, of what the combined benefit payments for the Tax Reform Transition Period would have been under the Retirement Benefit Plan, the Excess Benefit Plan, and the Section 401 (a) (17) Supplemental Plan if the Retirement Benefit Plan's TRA '06 benefit formula had been adopted at the beginning of the Tax Reform Transition Period and payments had been made under the TIRA '86 benefit formula for the entire Tax Reform Transition Period, over the actual combined amount of benefit payments for the Tax Reform Transition Period due under the Retirement Benefit Plan, the Excess Benefit Plan, the Section 401(a) (17) Supplemental Plan, the Tax Reform Transition Plan #1, and the Tax Reform Transition Plan #2. If multiple individuals received payment of the Participant's Retirement Benefit Plan benefits during the Tax Reform Transition Period, the Section 401(a)(17) Supplemental Plan benefit shall be shared among them in proportion to the Participant's Retirement Benefit Plan benefits paid to them for the Tax Reform Transition Period.

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2.06 Participant Repayment of Duplicate Benefits. In accomplishing the purpose of the Supplemental Plans, the Company does not intend to pay any duplicate retirement benefits. If duplicate retirement benefits are paid to a Participant or the Participant's Beneficiary on account of a retroactive adjustment to benefit payments made from the Retirement Benefit Plan after payments have been made from the Supplemental Plans or for any other reason, the recipients of the duplicate benefits shall be obligated to repay to the Company the duplicate benefits paid under the Supplemental Plans upon receipt of notice from the Plan Administrator of the amount and cause of the duplicate benefits. The Plan Administrator's good faith determination of the amount of any duplicate benefits shall be binding upon all recipients of benefit payments under the Supplemental Plans.

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2.07 Benefits Under Each Plan Are Separate and Limited. Each Supplemental Plan is separate from the Retirement Benefit Plan and from the other Supplemental Plans maintained under this Plan document. Each Supplemental Plan provides solely the benefit amounts described for the Plan in this Article II. If benefits due under the Retirement Benefit Plan cannot be paid for any reason, including without limitation termination or insolvency of the Retirement Benefit Plan, the unpaid Retirement Benefit Plan benefits shall not be made up through additional payments from the Supplemental Plans. Similarly, if benefits due under one Supplemental Plan cannot be paid for any reason, the unpaid benefits under that Plan shall not be made up through additional payments from the other Supplemental Plans.

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ARTICLE III

PAYMENT OF BENEFITS

3.01 Timing and Manner of Payment. Benefits under a Supplemental Plan shall be paid at such times and in such manner as the Plan Administrator shall determine. The Plan Administrator may combine benefits from one or more of the Supplemental Plans for payment purposes. Generally, benefits under the Supplemental Plans will be paid on or about the same time the associated Retirement Benefit Plan benefits they are supplementing are paid under the Retirement Benefit Plan. Any benefits payable under the Tax Reform Transition Plan #3 will be paid after the end of the Tax Reform Transition Period. Benefits payable under the Tax Reform Transition Plan #2 will be paid retroactively to July 27, 1989. Benefits payable under the other Supplemental Retirement Plans will be paid retroactively to January 1, 1989. No adjustment in the amount of any benefit payment under a Supplemental Plan shall be made and no interest shall be due on account of the payment being made later than the payment of the associated Retirement Benefit Plan benefit.

3.02 Source of Payments. The Supplemental Plans shall be unfunded and all benefit payments under the Plans shall be made from the general assets of the Company, including at the sole option of the Company, from any assets held in any grantor trust established by the Company the assets of which are subject to the claims of the Company’s general, unsecured creditors in the event of the Company's Insolvency. No assets shall be irrevocably set aside to pay benefits under the Supplemental Plans in any manner making the assets unreachable by the Company's general, unsecured creditors in the event of the Company's Insolvency. Participants or any other recipients of benefits under the Supplemental Plans shall have no right to any specific assets of the Company by virtue of the existence or terms of the-Plans and shall be general, unsecured creditors of the Company at all times with respect to any claim for benefits under the Plans.

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3.03 Income Tax Withholding, Payroll Taxes, and Other Deductions. Payments under a Supplemental Plan shall be adjusted to appropriately reflect any applicable income tax withholding requirements, payroll taxes, or other deductions authorized by the Plan Administrator. A Participant shall be entitled to a reconciliation of the gross payments due under the Supplemental Plans with the net payments actually made.

3.04 Assignment or Alienation of Benefits.

     (a) General Rule. Except as expressly provided in this Plan document, no benefits under a Supplemental Plan shall be assigned or alienated.

     (b) Domestic Relations Orders. If a qualified domestic relations order applies to benefits payable under the Retirement Benefit Plan, but no related domestic relations order applies to benefits payable under a Supplemental Plan, benefits under the Supplemental Plan shall be determined and paid as though no qualified domestic relations order applied to benefits payable under the Retirement Benefit Plan. If a domestic relations order is received by the Plan Administrator that applies to benefits payable under a Supplemental Plan, the benefits payable under the Plan shall be paid to the alternate, payee or payees identified in the order. The timing and amount of benefits payable under the Supplemental Plan shall remain coordinated with benefit payments under the Retirement Benefit Plan and shall not be changed or disassociated from Retirement Benefit Plan benefits because of any domestic relations order.

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     (c) Protective Action. In the event a Participant's benefits under a Supplemental Plan are garnished or attached by an order of any court other than by a domestic relations order, the Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to have the order declared unenforceable against the Plan because of the general prohibition on the assignment or alienation of Plan benefits contained in this Section 3.04. During the pendency of the action, any benefits that become payable may be paid to the court for distribution by the court to the recipient that the court determines to be proper.

3.05 Payments to Legal Incompetents. Upon proof satisfactory to the Plan Administrator that any person entitled to receive a payment under a Supplemental Plan is legally incompetent to receive the payment, the Plan Administrator may direct the payment to be made to the guardian or conservator of the estate of the person.

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3.06 Discharge of Obligation; Receipt and Release. All payments under a Supplemental Plan made by the Company shall constitute a complete discharge of all obligations under the Plan of the Plan, the Company, and the Plan Administrator to the extent of the payments made. The Plan Administrator may require the payee, as a condition precedent to any payment, to execute a receipt and release in a form satisfactory to the Plan Administrator. The Plan Administrator may also require the recipient of any benefit payment under a Supplemental Plan, as a condition precedent to the payment, to execute an acknowledgment or agreement in a form satisfactory to the Plan Administrator concerning repayment of duplicate retirement benefits.

3.07 Correction of Mistakes. Any mistake in the amount of a Participant's benefits under the Supplemental Plans may be corrected by the Plan Administrator when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Plan Administrator (e.g., payments between the Participant and the Company or deduction of excess amounts paid to the Participant from future payments due to the Participant). In appropriate circumstances (e.g., where a mistake is not timely discovered), the Plan Administrator may waive the making of any correction.

3.08 Claim Procedures.

     (a) Written Claim is Not Required. A Participant need not file written claim for payment of benefits from the Supplemental Plans. commencement of a Participant's benefits under the Retirement Benefit Plan shall be sufficient basis for the Plan Administrator to commence a Participant's benefits under the Supplemental Plans.

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     (b) Written Claim May be Filed. If a Participant or Beneficiary does not receive payment of benefits under a Supplemental Plan which the Participant or Beneficiary believes are due under the Plan, the Participant or Beneficiary may file a written claim for benefits with the Plan Administrator. The written claim shall be in a form satisfactory to and with such supporting documents and information as may be required by the Plan Administrator.

     (c) Notice of a Claim Denial. If a claim for benefits under a Supplemental Plan is denied in whole or in part by the Plan Administrator, the claimant shall be notified in writing within a reasonable period of time following the denial. The notice shall set forth:

          (1) the reasons for the denial of the claim;

          (2) a reference to the provisions of the Plan on which the denial is based;

          (3) any additional material or information necessary to perfect the claim and an explanation why they are necessary; and

          (4) a reference to the procedures for review of the denial of the claim set forth in Section 3.08(d).

     (d) Right to a Review of the Denial. Every person whose claim for benefits under a Supplemental Plan is denied in whole or in part by the Plan Administrator shall have the right to request a review of the denial. A claim which has not been approved or denied by the Plan Administrator within 90 days of the date it was filed shall be de +ed to be denied and the claimant shall have the right to request a review of the denial. Review shall be granted if it is requested in writing by the claimant no later than 60 days after the claimant receives written notice of the denial. The review shall be conducted by the Plan Administrator.

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     (e) Decision on Review. With respect to any claim review hearing of the Plan Administrator, the claimant, in person or by duly authorized representative, shall have reasonable notice, shall have an opportunity to be present and be heard, may submit and review pertinent documents, and may submit a written statement. The Plan Administrator shall render its decision as soon as practicable. Ordinarily decisions shall be rendered within 60 days following receipt of the request for review. If the need to hold a hearing or special circumstances require additional processing time, the decision shall be rendered as soon as possible, but not later than 120 days following receipt of the request for review. The Plan Administrator's decision shall be in writing, shall set forth the reasons for the decision and the provisions of the Plan on which it is based, and shall be communicated to the claimant.

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The Plan Administrator's decision shall be final and binding on the claimant, and the claimant's heirs, assigns, administrator, executor, and any other person claiming through the claimant.

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ARTICLE IV

PLAN AMENDMENT OR TERMINATION

4.01 Plan Amendment. The Company reserves the right at any time and from time to time to amend any or all of the Supplemental Plans. The Company may amend a Supplemental Plan in whole or in part, for any reason, and without the consent of any Employee, Participant, or other person- The Plan Administrator shall have the power to amend each Supplemental Plan to the same extent as the Company, except that the Plan Administrator shall not have the power to amend this Section 4.01.

4.02 Plan Termination. The Company reserves the right at any time to terminate or partially terminate a Supplemental Plan. The Company may terminate a Supplemental Plan in whole or in part, for any reason, and without the consent of any Employee, Participant, or other person. The Plan Administrator shall have the power to terminate a Supplemental Plan to the same extent as the Company.

4.03 Preservation of Combined Accrued Benefit. No amendment or termination of any of the Supplemental Plans shall deprive a Participant of any portion of the Participant's combined accrued benefit under the Retirement Benefit Plan and the Supplemental Plans as of the date of the amendment or termination of the Supplemental Plan.

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Combined benefits payable under the Retirement Benefit Plan and the Supplemental Plans shall not decrease after the amendment or termination of a Supplemental Plan on account of the amendment or termination, however, the portion of the protected combined accrued benefit payable under a particular Supplemental Plan may decrease over time due to increases in benefit accruals under the Retirement Benefit Plan or increases in benefits provided by the other Supplemental Plans.

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ARTICLE V

PLAN ADMINISTRATION

5.01 Company Actions. Whenever the Company is required or permitted to take any action under the terms of a Supplemental Plan, it may be taken by any duly authorized officer of the Company.

5.02 Powers and Duties of the Plan Administrator

     (a) Identity of the Plan Administrator. The Retirement Management Committee of the Company shall be the Plan Administrator of each Supplemental Plan. Members of the Retirement Management Committee may be Employees or Participants and shall be appointed from time to time by and serve at the pleasure of the Chief Executive Officer of the Company. Members of the Retirement Management Committee shall serve without compensation. If a Retirement Management Committee is not appointed, or if no members are in office, the Company shall have all the powers and duties of the Plan Administrator unless the Company designates another person to have these powers and duties.

     (b) Actions of the Plan Administrator.

          (1) The Plan Administrator shall establish its own procedures, adopt any regulations it. deems desirable for the conduct of its affairs, set the time and place for its meetings, and provide for the keeping of minutes of all meetings and actions taken. Copies of the minutes shall be available to the Company. The Plan Administrator shall report to the Company from time to time in its discretion or as directed by the Company.

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          (2) A majority of the members of the Retirement Management Committee shall constitute a quorum for the transaction of business by the Plan Administrator and any action of the Plan Administrator may be taken at a meeting, or without a meeting by written consent or by polling of members, upon the affirmative vote of a majority of the members of the Retirement Management Committee. However, no member of the Retirement Management Committee shall be entitled to vote on or decide any matter relating solely to the member or any of the member's rights or benefits under a Supplemental Plan.

     (c) Committee Officers and Agents. The Plan Administrator may appoint officers, including a secretary who need not be a member of the Retirement Management Committee. The Plan Administrator may appoint sub-committees, may authorize one or more members or any agent to execute or deliver any instrument on its behalf, and may employ agents, counsel (which may be counsel for the Company), and other professional advisers for purposes of a Supplemental Plan. The Plan Administrator may delegate to any agent, sub-committee, or member any of its rights or duties with respect to the administration of a Supplemental Plan, and the authority to perform any act for the Plan Administrator, including without limitation those matters involving the exercise of discretion, provided that the delegation shall be subject to revocation at any time by the Plan Administrator. Any delegation shall be reviewed at least annually by the Plan Administrator.

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     (d) General Powers and Duties of the Plan Administrator. The Plan Administrator shall be responsible for each Supplemental Plan's operation and administration, including but not limited to complying with reporting and disclosure requirements and maintaining Plan records. Except as to the power and authority expressly reserved to the Company, the Plan Administrator shall possess and may exercise all power and authority with respect to the control, management, operation, and administration of a Supplemental Plan. The Plan Administrator may amend or terminate a Supplemental Plan as provided in Article IV. The Plan Administrator may adopt rules for the administration of a Supplemental Plan, provided the rules do not conflict with applicable law or the express provisions of the Plan. The Plan Administrator may take any other or additional actions that are permitted under ERISA, the Code, or Treasury or Department of Labor regulations or rulings, that the Plan Administrator determines to be necessary or appropriate to accomplish the purposes of a Supplemental Plan. The Plan Administrator shall keep adequate records of its administration of each Supplemental Plan.

     (e) Plan Interpretation and Benefit Eligibility. The Plan Administrator shall have the authority to construe the terms of each Supplemental Plan, including the authority to remedy any omissions, ambiguities, or inconsistencies in the provisions of a Plan, and to resolve all questions arising under a Plan or in the administration of a Plan. The Plan Administrator shall have the authority to determine eligibility to participate in each Supplemental Plan and eligibility for benefits, including the proper amount of benefits, under each Plan. The Plan Administrator's decision or action concerning any of the above shall be conclusive and binding upon all Participants and their beneficiaries, heirs, assigns, administrators, executors, and any other person claiming through them.

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5.03 Reliance. The Company and the Plan Administrator shall be entitled to rely upon all tables, valuations, certificates, opinions, reports, and other materials which are furnished by an accountant, actuary, auditor, counsel, insurance company, or other expert who is engaged by the Company or the Plan Administrator unless they know that the materials are false or in error.

5.04 Exoneration and Indemnification of Certain Individuals.

     (a) Exoneration. In the absence of fraud or bad faith, no individual who is a member or officer of the Retirement Management Committee serving as Plan Administrator or officer or employee of the Company, to whom any power or duty relating to the administration or interpretation of a Supplemental Plan may be delegated or allocated, shall be personally liable to the Company, to a Participating Employer, or to any Participants or their beneficiaries, heirs, administrators, executors, and assigns, or to anyone else, by reason of the exercise or non-exercise of any power vested in the individual under the Plan or applicable law, or by reason of any action taken or omitted, or mistake of judgment made, by the individual in good faith or, without limiting the generality of the foregoing, by reason of any contract or other instrument executed by the individual or on the individual's behalf in the individual's official capacity under the Plan or by reason of any act or omission on the part of any other person in connection with the Plan.

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     (b) Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless, directly from the Company's assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's, a Participating Employer's, or a Related Employer's assets) each individual who is a member or officer of the Retirement Management Committee serving as Plan Administrator, or officer or employee of the Company to whom any power or duty relating to the administration or interpretation of a Supplemental Plan may be delegated or allocated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission of the individual or of any other person in connection with the Plan unless arising out of the individual's own fraud or bad faith.

5.05 Communications With Participants About a Plan.

     (a) Communications to Participants. All notices, statements, reports, and other communications concerning a Supplemental Plan from the Company or the Plan Administrator to any Employee, Participant, or other person required or permitted under the Plan shall be deemed to have been duly given to the person:

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          (1) when posted, if posting is used to notify a class of similarly situated persons;

          (2) when delivered to the person; or

          (3) when mailed by first-class mail or its equivalent, postage prepaid and addressed to the person at the address of the person most recently appearing on the records of the Plan Administrator.

     (b) Communications from Participants. All elections, designations, requests, notices, instructions, and other communications from a Participant or other person to the Company or the Plan Administrator required or permitted under a Supplemental Plan shall be in a form prescribed by or acceptable to the Company or the Plan Administrator, shall be mailed by first-class mail (or its equivalent) or delivered in person to the Company or the Plan Administrator, and shall be deemed to have been given and delivered only upon actual receipt by the Company or the Plan Administrator.

     (c) Participant Access to Plan Records, A Participant shall have access to a Supplemental Plan's documents and the portion of a Supplemental Plan's records directly relating to the Participant's Plan benefits but shall have no right to inspect Plan records generally or as they relate to the Plan benefits of other Participants.

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5.06 Payment of Plan Expenses. The Company shall pay all expenses of establishing and administering the Supplemental Plans.

5.07 Plan’s Agent for Service of Legal Process. The Secretary of the Company or any other person designated by the Company and communicated to the participants shall be a Supplemental Plan's agent for service of legal process.

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ARTICLE VI

ADOPTION OF THE PLANS

6.01 Company Review and Approval of the Plan Document. This plan document, including the accompanying Appendices labeled A and B, has been reviewed and approved by the Company.

6.02 Execution of the Plan Document. In witness of the foregoing, this plan document has been executed on behalf of the Company by the undersigned duly authorized officer of the Company.

THE KROGER CO.

Attest	/s/Norma Skoog	By	/s/Lorrence T. Kellar
	Norma Skoog, Secretary		Lorrence T. Kellar
Date	August 6, 1990	Its	Group Vice President

THE KROGER CO.
SUPPLEMENTAL RETIREMENT PLANS
FOR CERTAIN RETIREMENT BENEFIT PLAN PARTICPANTS

APPENDIX A

GLOSSARY

     “Beneficiary” shall mean the person or persons, if any and including without limitation the Participant’s surviving spouse or estate, receiving payment of the Participant’s Retirement Benefit Plan benefits after the death Of the Participant in accordance with the terms of the Retirement Benefit Plan.

     “Code” shall mean the internal Revenue Code of 1986, as amended, or any successor or substitute provisions of law in force.

     “Company” shall mean The Kroger Co. or any successor which assumes a Supplemental Plan. To the extent provided in Section B.02 of Appendix B, Company may also refer to a Participating Employer with regard to the Participating Employer’s participation in a Supplemental Plan.

     “Employee” shall mean any person who the Company determines is in the employ of the Company as a common-law employee. An independent contractor shall not be considered an Employee on account of rendering services to the Company in the capacity of an independent contractor. The term Employee does not include Leased Employees.

     “ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended, or any successor or substitute provisions of law in force.

     "Excess Benefit Plan" shall mean The Kroger Co. Excess Benefit Plan as in force from time to time. The Plan as amended and restated as of January 1, 1989 is set forth in this Plan document, including the accompanying appendices.

     "Highly Compensated Employee" shall mean a highly compensated employee within the meaning of Section 414(q) of the Code.

     “Insolvency" shall mean an excess of liabilities over assets as determined in accordance with generally accepted accounting principles.

     “Leased Employee” shall mean any person treated as a leased employee of the Company under Section 414(n) of the Code and the regulations under that Section.

     “Participant” shall mean a participant in the Retirement Benefit Plan who participates in a Supplemental Plan in accordance with Article II. Participation in the Retirement Plan does not make an individual a Participant in a Supplemental Plan unless the individual meets the Plan’s participation requirements set forth in Article II. An individual may be a Participant in one or more of the Supplemental Plans. An individual’s participation in on Supplemental Plan does not make the individual a Participant in any other Supplemental Plan

     “Participating Employer” shall mean any Related Employer or other affiliate of the Company participating in a Supplemental Plan as provided in Section B.01 of Appendix B. Participating Employer may refer to all Participating Employers collectively or to each one individually as the context may require. Participating Employers are subject to the special rules descried in Section B.02 of Appendix B. See these rules for the extent to which the term “Company” in the Plan document refers to Participating Employers.

     “Plan” or “Plans” shall have the meaning set forth in the definition of Supplemental Plan or Supplemental Plans below.

     “Plan Administrator” shall mean the Retirement Management Committee appointed by the Chief Executive Officer of the Company pursuant to Section 5.02 to administer the Supplemental Plans and to perform the duties described in Section 5.02, or if no Committee is appointed or there are no members in office, the Company or another person designated by the Company.

     “Plan Year” shall mean the Company’s 52-53 week fiscal year.

     “Related Employer” shall mean a corporation or other business organization during the period it is—

     (a) a member with the Company of a controlled group of corporations under Section 414(b) of the Code;

     (b) a member with the Company of a group of trades or business under common control under Section 414(c) of the Code;

     (c) a member with the Company of an affiliated service group under Section 414(m) of the Code;

     (d) a leasing organization with respect to the Company under section 414(n) of the Code, but only if and to the extent required in regulations under Section 414(n)® or

     (e) required to be aggregated with the Company under Section 414(o) of the Code.

     “Retirement Benefit Plan” shall mean the Kroger Retirement Benefit Plan as in force from time to time. References to Articles 20.02 and 20.03 of the Retirement Benefit Plan refer respectively to the Article 20.02 added b the First Amendment to the Retirement Benefit Plan (As In Effect December 31, 1998) and to the Article 20.03 added by the Second Amendment to the Retirement Benefit Plan (As In Effect December 31, 1988).

     “Retirement Management Committee” shall mean the committee of this name appointed by the Chief Executive Officer of the Company.

     “Section 401(a)(17) Supplemental Plan” shall mean The Kroger Co. Section 401(a)(17) Supplemental Plan as in force from time to time. The Plan is set forth in this Plan document, including the accompanying appendices.

     “Super Highly Compensated Employee” shall mean a highly compensated employee within the meaning of Section 414(q)(1) (A) or (B) of the Code. A Retirement Benefit Plan participant who is a Super Highly Compensated Employee for a plan year to which Article 20.02 of The Retirement Benefit Plan applies shall be treated a s a Super Highly Compensated Employee for subsequent plan years to which Article 20.02 applies.

     “Supplemental Plan” or “Supplemental Plans” shall mean the supplemental retirement plans maintained under this Plan document as listed in Section 1.01. Supplemental Plan or Plans may refer to all of these supplemental retirement plans collectively, to a particular subgroup of the plans, or to an individual plan as the context may require. Each supplemental retirement plan maintained under this Plan document is a separate and independent plan.

     “Tax Reform Transition Period” shall mean the period from January 1, 1989 to the date benefit payments to Highly Compensated Employees under the Retirement Benefit Plan generally begin to include TRA ’86 amendment amounts.

     “Tax Reform Transition Plan #1” shall mean The Kroger Co. Tax Reform Transition Plan #1 as in force from time to time. The Plan is set forth in this Plan document, including the accompanying appendices.

     “Tax Reform Transition Plan #2” shall mean The Kroger Co. Tax Reform Transition Plan #2 as in force from time to time. The Plan is set forth in this Plan document, including the accompanying appendices.

     “Tax Reform Transition Plan #3” shall mean The Kroger Co. Tax Reform Transition Plan #3 as in force from time to time. The Plan is set forth in this Plan document, including the accompanying appendices.

     “TRA ‘86” shall mean those qualification requirements described in Income Tax Regulations section 1.401(b)-1(b)(2)(ii).

THE KROGER CO.
SUPPLEMENTAL RETIREMENT PLANS
FOR CERTAIN RETIREMENT BENEFIT PLAN PARTICIPANTS

APPENDIX B

PARTICIPATING EMPLOYERS

B.01 Adoption of the Plans by Participating Employers.

     (a) Procedure. With the consent of the Company or the Plan Administrator, a Related Employer or other affiliate of the Company may become a Participating Employer under a Supplemental Plan by appropriate action of the affiliate's board of directors, other governing body, or duly authorized officer. The Plan Administrator shall keep a list of all Participating Employers. A Participating Employer's participation in a Supplemental Plan may be documented by a participation agreement prescribed by or acceptable to the Company or the Plan Administrator.

B-l

     (b) Variation in Plan Provisions. With the consent of the Company or the Plan Administrator, a Participating Employer may vary certain of the provisions of a Supplemental Plan (e.g., eligibility) as they relate to Employees of the Participating Employer. Any variance shall be reflected in a participation agreement with the Participating Employer.

B.02 Rules for Participating Employers.

     (a) Meaning of "Company". When used in this Appendix B, "Company" shall refer solely to The Kroger Co. or any successor which assumes a Supplemental Plan. When used in the remainder of the Plan document, "Company" shall also refer solely to The Kroger Co. or any successor which assumes a Supplemental Plan if plainly required by the context, or if so provided in this Section B.02 (e.g., in the provisions of subsection (e) concerning Plan amendment or termination and subsection (f) concerning Plan administration). Otherwise, when used in the remainder of the Plan document, "Company" may also refer to a Participating Employer, mutatis mutandis, as regards the Participating Employer’s participation in a Supplemental Plan.

     (b) Employee Eligibility and Participation. Eligibility and participation for Employees of a Participating Employer shall be determined in accordance with the provisions of Article II and any rules of the Plan Administrator concerning determinations of eligibility and participation. Generally, service with the Company and all Participating Employers shall be considered for eligibility purposes as though the Company and Participating Employers were a single employer.

     (c) Plan Benefits. Benefits for Participants of a Participating Employer shall be determined and provided in accordance with Articles II and III, as modified by any participation agreement of the Participating Employer, and in accordance with any rules of the Plan Administrator concerning the determination and provision of benefits. Supplemental Plan benefits for the Participants of a Participating Employer shall be unfunded benefits payable solely from the general assets of the Participating Employer. If the Company or another person advances funds to pay benefits for the Participants of a Participating Employer, the Participating Employer shall reimburse the amount of the advance to the Company or other person immediately upon request.

     (d) Plan Expenses. Upon the request of the Company or the Plan Administrator, each Participating Employer shall pay its share of the cost of any necessary or appropriate expenses incurred by the Company, the Plan Administrator" or their agents in the administration of a Supplemental Plan. A Participating Employer's share of any cost for a Plan Year shall be determined on the basis of the Participating Employer's proportionate share of the total Participants in the Plan for the Plan Year unless the Company or the Plan Administrator, from time to time or with respect to particular expenses, determines that another reasonable basis of allocation shall apply. The Company or the Plan Administrator may charge identifiable costs incurred solely for the Participants of a Participating Employer to that Participating Employer.

     (e) Plan Amendment or Termination.

          (1) The Company or the Plan Administrator may amend or terminate a Supplemental Plan as provided in Article IV with respect to the Company's Participants and the Participants of Participating Employers, provided that any Participating Employer may terminate participation in a Supplemental Plan under Section B.03 within 30 days after notification of an amendment or termination affecting its Participants without the amendment or termination becoming effective as to its Participants. If timely termination of participation is not made by a Participating Employer, the amendment or termination shall apply to the Participants of the Participating Employer. A Participating Employer may waive its 30 day notification period.

          (2) With the consent of the Company, a Participating Employer may amend or terminate a Supplemental Plan as provided in Article IV with respect to its Participants. amendment shall be reflected in an amended participation agreement. An amendment or termination by a Participating Employer shall not apply to or affect the Participants of the Company or other Participating Employers unless, with the consent of the Company, the amendment or termination is also adopted by them. If a Participating Employer purports to amend or terminate a Supplemental Plan without the consent of the Company, the amendment or termination shall not be effective and the Company may terminate the Participating Employer's participation in the Plan pursuant to Section B.03, or may take whatever alternative action the Company decides is appropriate under the circumstances.

     (f) Plan Administration.

          (1) The Company, or persons to whom it has delegated its authority, shall appoint the Retirement Management Committee serving as Plan Administrator.

          (2) Participation in a Supplemental Plan by a Participating Employer shall constitute an appointment of the Company and the Plan Administrator as the Participating Employer's exclusive agents to exercise on the Participating Employer's behalf all of the power and authority conferred by the Plan or by other applicable law upon the Company and the Plan Administrator. This appointment shall continue until participation in the Plan is terminated as to the Participating Employer in accordance with Section B.03.

          (3) The Company and the Plan Administrator shall have the authority to make any necessary or appropriate rules concerning the participation of Participating Employers in a Supplemental Plan, and these rules shall be binding upon all persons, including without limitation Participating Employers, Employees, and Participants. The Company and the Plan Administrator may delegate some or all of their powers and duties as they relate to the Participants of a Participating Employer to the Participating Employer, or to an agent appointed by the Participating Employer. Any delegation may be revoked by the Company or the Plan Administrator at any time with or without cause. Unless a delegation is in force, a Participating Employer shall have only the power and duties expressly set forth in the Plan for the Participating Employer and shall have none of the powers and duties expressly set forth in the Plan for the Company or for the Plan Administrator.

     (g) Exoneration and Indemnification of the Company,

          (1) Exoneration. In the absence of fraud or bad faith, the Company and its directors, officers, employees, and agents shall not be liable to a Participating Employer, or to any Participants or their beneficiaries, heirs, administrators, executors, and assigns, or to anyone else, by reason of the exercise or non-exercise of any power vested in the Company or the Plan Administrator under a Supplemental Plan or applicable law, or by reason of any action taken or omitted, or mistake of judgment made, by them in good faith, or, without limiting the generality of the foregoing, by reason of any contract or other instrument executed by them, on their behalf, or by their agent.

          (2) Indemnification. Participation in a Supplemental Plan by a Participating Employer shall constitute an irrevocable agreement by the Participating Employer to indemnify and hold harmless the company as provided in this Section B.02(g)(2). This indemnification agreement shall survive any termination of participation in the Plan by the Participating Employer, whether the termination is caused by action of the Company or by action of the Participating Employer.

               (A) To the maximum extent permitted by law, the Participating Employer shall indemnify and hold harmless the Company and its directors, officers, employees, and agents against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim in the discretion of the company) arising in connection with the participation of the Participating Employer in a Supplemental Plan, including without limitation any cost or expense or liability arising out of any act or omission on the part of the Company or its directors, officers, employees, or agents in connection with the participation of the Participating Employer in the Plan unless arising out of their own fraud or bad faith.

               (B) To the maximum extent permitted by law, and without limiting the generality of subsection(g) (2) (A) above, the Participating Employer shall indemnify and hold harmless the Company against the cost and expense of any indemnification payments made by the Company under Section 5.04 to individuals having powers or duties with respect to a Supplemental Plan that are not paid or reimbursed by proceeds from an insurance policy and that arise out of any act or omission of the individuals in connection with the participation of the Participating Employer in the Plan.

B.03 Termination of Participation.

     (a) By the Company. With or without cause, the Company or the Plan Administrator may terminate the participation in a Supplemental Plan of any Participating Employer by written notice to the Participating Employer.

     (b) By Participating Employer. Any Participating Employer may voluntarily terminate its participation in a Supplemental Plan by written notice to the Company or the Plan Administrator.

     (c) Effect of Termination of Participation. A termination of a Participating Employer's participation in a Supplemental Plan shall not affect the continuing participation in the Plan of the Company and other Participating Employers. Following termination of a Participating Employer's participation in a Plan, the Participants of the terminating Participating Employer shall be treated as though the Plan were terminated with respect to them. A terminating Participating Employer may adopt its own separate supplemental retirement plan to replace the Plan and to continue supplemental retirement plan benefits for its employees.